                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                           AMERICAN MEDICAL SECURITY GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        [AMERICAN MEDICAL SECURITY LOGO]

                               3100 AMS BOULEVARD
                              GREEN BAY, WI 54313
                                 (920) 661-1111
                                 MARCH 30, 2001

To All Shareholders:

    You are cordially invited to attend the Company's 2001 Annual Meeting of Shareholders on Tuesday, May 15, 2001, in Green Bay, Wisconsin.

    The Annual Meeting will begin promptly at 11:00 a.m. local time at the Radisson Inn located at 2040 Airport Drive in Green Bay, Wisconsin.

    The official Notice of Annual Meeting, Proxy Statement and appointment of proxy form are included with this letter. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

    The vote of every shareholder is important to us. Please note that returning your completed proxy will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.

                                          Sincerely,

                                          [SAMUEL V. MILLER SIGNATURE]

                                          Samuel V. Miller
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                        [AMERICAN MEDICAL SECURITY LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock
of American Medical Security Group, Inc.:

    The Annual Meeting of the Shareholders (the "Meeting") of American Medical Security Group, Inc. (the "Company") will be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Tuesday, May 15, 2001, at
11:00 a.m. local time, for the following purposes:

    1. To elect four directors of the Company for terms expiring at the 2004 Annual Meeting of Shareholders; and

    2. To transact any other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on March 19, 2001, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

    A copy of the Proxy Statement furnished in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting accompanies this Notice.

    Shareholders who cannot attend in person are requested to complete and return the enclosed proxy in the envelope provided. You may revoke your proxy at any time prior to the voting thereof by advising the Secretary of the Company in writing (by subsequent proxy or otherwise) of such revocation.

                            YOUR VOTE IS IMPORTANT.
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE
        ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          [TIMOTHY J. MOORE SIGNATURE]

                                          Timothy J. Moore
                                          SECRETARY

Green Bay, Wisconsin
March 30, 2001

                        [AMERICAN MEDICAL SECURITY LOGO]

                               3100 AMS BOULEVARD
                           GREEN BAY, WISCONSIN 54313

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001

                            ------------------------

                            SOLICITATION AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Medical Security Group, Inc. (the "Company" or "AMS") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Tuesday, May 15, 2001, at 11:00 a.m. local time, and at any adjournment or postponement thereof. At the Meeting, shareholders of the Company will consider and vote upon (1) the election of four directors of the Company for terms expiring at the 2004 Annual Meeting of Shareholders and (2) such other business as may be properly brought before the Meeting.

    Only holders of record of shares of common stock, no par value per share ("Common Stock"), of the Company at the close of business on March 19, 2001, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. Shareholders will be entitled to one vote for each share of Common Stock held. As of March 19, 2001, there were outstanding 14,183,983 shares of Common Stock.

    When you sign and return the enclosed appointment of proxy form, shares of the Common Stock represented thereby will be voted FOR the nominees for directors named in this Proxy Statement, unless you specify otherwise on the proxy form. In the event that any nominee for director is unable to serve, the proxy holders may vote for a substitute designated by the Board of Directors of the Company. Returning your completed proxy form will not prevent you from voting in person at the Meeting should you be present and wish to do so. You may revoke your proxy at any time before it is voted by advising the Secretary of the Company of such revocation in writing (by subsequent proxy or otherwise). Attendance at the meeting, in and of itself, will not revoke your proxy.

    The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

    A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Meeting. Any abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The Inspectors of Election appointed under the authority of the Board of Directors will count the votes and ballots at the Meeting.

    The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Officers and other employees of the Company may solicit proxies by personal interview, telephone and facsimile, in addition to the use of the mails, but will receive no additional compensation for such activities. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of the Common Stock held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses.

    The Annual Report to Shareholders for the year ended December 31, 2000, the Notice of the Meeting, this Proxy Statement and the accompanying appointment of proxy form were first mailed to shareholders on or about March 30, 2001.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of shares of Common Stock by (1) each person or entity known to the Company to own beneficially more than 5% of the shares of the outstanding Common Stock, (2) each director and each nominee for director of the Company, (3) each executive officer of the Company named in the Summary Compensation Table below, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to shares of Common Stock beneficially owned. Information is as of February 28, 2001, for directors, nominees for director and executive officers. Information for 5% shareholders (other than Mr. Miller) is as disclosed in reports regarding such ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Exchange Act.

                                                                NUMBER OF SHARES      PERCENT OF
NAME AND ADDRESS                                              BENEFICIALLY OWNED(1)     CLASS
----------------                                              ---------------------   ----------
Blue Cross & Blue Shield United of Wisconsin................        6,309,525            44.5%
  1515 N. RiverCenter Drive
  Milwaukee, WI 53212
Heartland Advisors, Inc.(2).................................        1,154,000             8.1
  789 North Water Street
  Milwaukee, WI 53202
Dimensional Fund Advisors Inc...............................        1,129,500             8.0
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Caxton International Limited(3).............................        1,092,400             7.7
  c/o Leeds Management Services Limited
  129 Front Street
  Hamilton HM12, Bermuda
Wellington Management Company, LLP(4).......................        1,079,000             7.6
  75 State Street
  Boston, MA 02109
Samuel V. Miller(5).........................................        1,065,675             7.0
  3100 AMS Boulevard
  Green Bay, WI 54313
Roger H. Ballou.............................................           10,329               *
W. Francis Brennan..........................................           18,666               *
Mark A. Brodhagen...........................................               --               *
James C. Hickman............................................            8,866               *
William R. Johnson..........................................           15,166               *
Eugene A. Menden............................................           10,166               *
Edward L. Meyer, Jr.........................................               --               *
Michael T. Riordan(5).......................................           13,666               *
H.T. Richard Schreyer(5)....................................            2,308               *
Frank L. Skillern...........................................           18,666               *
J. Gus Swoboda..............................................           10,166               *
Gary D. Guengerich..........................................          124,688               *
James C. Modaff.............................................           44,500               *
Thomas G. Zielinski.........................................           47,282               *
Christopher N. Earl.........................................           50,500               *
All directors and executive officers as a group: 19
  persons...................................................        1,529,716             9.8

------------------------

* Amount represents less than 1% of the total shares of the Common Stock issued and outstanding.

(1) Includes the following number of shares which the individual has the right to acquire within 60 days of February 28, 2001, upon the exercise of stock options: Mr. Miller, 1,059,175 shares; Messrs. Ballou, Brennan, Hickman, Johnson, Menden, Riordan, Skillern, and Swoboda, 8,666 shares each;
    Mr. Guengerich, 109,788 shares; Mr. Modaff, 44,500 shares; Mr. Zielinski, 46,250 shares; Mr. Earl, 50,500 shares; and all directors and executive officers as a group, 1,456,389 shares.

(2) The 1,154,000 shares may be deemed beneficially owned by Heartland Advisors, Inc. ("Heartland") and by William J. Nasgovitz as a result of his position as President and as a principal shareholder of Heartland and as an officer and director of Heartland Group, Inc. Mr. Nasgovitz's address is 789 North Water Street, Milwaukee, WI 53202. Heartland has sole voting power with respect to 803,300 shares and sole dispositive power with respect to 1,154,000 shares beneficially owned. Mr. Nasgovitz has sole voting power with respect to 100,000 shares beneficially owned.

(3) The shares owned by Caxton International Limited ("Caxton International") may be deemed to be beneficially owned by Bruce S. Kovner, whose address is 667 Madison Avenue, New York, NY 10021. Mr. Kovner is the Chairman and sole shareholder of Caxton Corporation (which is the manager and majority owner of Caxton Associates, LLC, the trading advisor to Caxton International) and, as such, has voting and dispositive power with respect to investments made by Caxton International. Mr. Kovner, through his relationship with Caxton International, and Caxton International share voting and dispositive power with respect to the shares beneficially owned.

(4) Wellington Management Company, LLP has shared voting power with respect to 379,500 shares and shared dispositive power with respect to 1,079,000 shares beneficially owned.

(5) Includes the following shares owned jointly with such person's spouse, with respect to which such person shares voting power and dispositive power:
    Mr. Miller, 6,500 shares; Mr. Riordan, 5,000 shares; and Mr. Schreyer, 2,000 shares.

    As of the record date, March 19, 2001, Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") owned 44.5% of the issued and outstanding shares of the Common Stock. At that time, James C. Hickman, a director of the Company, was a director of BCBSUW. Mr. Hickman and Eugene A. Menden, another director of the Company, also were directors of United Wisconsin Services (see "Certain Transactions" below). As of March 19, 2001, BCBSUW beneficially owned more than 10% of the common stock of United Wisconsin Services. It is anticipated that BCBSUW will vote its shares of Common Stock in favor of each of the nominees for director.

                         ITEM 1--ELECTION OF DIRECTORS

    Four directors are to be elected at the Meeting to serve three year terms expiring at the 2004 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The names of the persons nominated by the Board of Directors and the continuing Board members are set forth below, along with additional information regarding such persons. Each nominee is presently serving as a director of the Company. Information below is provided as of March 19, 2001.

    The election shall be determined by a plurality of the votes cast. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the nominees described below. The four nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as the Board of Directors of the Company may recommend.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.

       NOMINEES FOR ELECTION AT THIS MEETING WITH TERMS EXPIRING IN 2004

                           DIRECTOR
                            SINCE            PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                           --------   ----------------------------------------------------------
Mark A. Brodhagen, DDS       2000     Dr. Brodhagen, a practicing dentist, is the owner and
Age: 52                               President of Mark A. Brodhagen DDS, SC (d/b/a Brodhagen
                                      Dental Care) in Green Bay, Wisconsin, which he founded in
                                      1974. He is a member of the Wisconsin and American Dental
                                      Associations. He has also served as a dental consultant to a number of managed health care companies.

                           DIRECTOR
                            SINCE            PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                           --------   ----------------------------------------------------------
Eugene A. Menden             1991     Mr. Menden is a retired Vice President and director of
Age: 70                               Marquette Medical Systems, Inc. (formerly known as
                                      Marquette Electronics, Inc.), a manufacturer of medical
                                      electronic products, where he also held various other
                                      senior management positions in his over 20-year career
                                      with the company. He retired in 1993. He is also a
                                      director of United Wisconsin Services.

Samuel V. Miller             1998     Mr. Miller has been Chairman of the Board, President and
Age: 55                               Chief Executive Officer of the Company since September
                                      1998. He was an Executive Vice President of the Company
                                      from 1995 to 1998 and also served as President and Chief
                                      Executive Officer of American Medical Security Holdings,
                                      Inc. since 1996. From 1994 to 1995, Mr. Miller was a
                                      member of the executive staff planning group with the
                                      Travelers Group, serving as Chairman and Group Chief
                                      Executive of National Benefit Insurance Company and
                                      Primerica Financial Services Ltd. of Canada. Prior to
                                      1994, Mr. Miller spent 10 years as President and Chief
                                      Executive Officer of American Express Life Assurance
                                      Company.

Michael T. Riordan           1998     Mr. Riordan is Chairman, President and Chief Executive
Age: 50                               Officer of Paragon Trade Brands, Inc., a disposable diaper manufacturer, having served as President and Chief
                                      Executive Officer of Paragon Trade Brands since May 2000.
                                      He was President and Chief Operating Officer of Fort James
                                      Corporation, a consumer products company, from 1997 to
                                      August 1998 and held various positions including Chairman,
                                      President and Chief Executive Officer with Fort Howard
                                      Corporation, a predecessor to Fort James Corporation, from
                                      1992 to 1997. He is also a director of The Dial
                                      Corporation and Wallace Computer Services, Inc.

                              CONTINUING DIRECTORS
               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2002

                           DIRECTOR
                            SINCE            PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                           --------   ----------------------------------------------------------
Roger H. Ballou              1998     Mr. Ballou is the retired Chairman of the Board and Chief
Age: 49                               Executive Officer of Global Vacation Group where he served from March 1998 to September 2000. Immediately prior to
                                      that time, Mr. Ballou served as a senior advisor to Thayer
                                      Capital Partners. Between May 1995 and September 1997, Mr.
                                      Ballou served as Vice Chairman and Chief Marketing Officer and then as President and Chief Operating Officer of Alamo
                                      Rent-a-Car. From 1989 to 1995, Mr. Ballou was President of
                                      the Travel Services Group of American Express Company. Mr.
                                      Ballou is a Director of Alliance Data Systems Corp., a
                                      transaction, credit and database marketing services firm.

                           DIRECTOR
                            SINCE            PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                           --------   ----------------------------------------------------------
W. Francis Brennan           1998     Mr. Brennan is a retired Executive Vice President of UNUM
Age: 64                               Corporation, a life and health insurance company, where he served on the boards of UNUM's insurance affiliates in the
                                      United States, Canada, the United Kingdom and Japan. He
                                      joined UNUM in 1984 and retired in 1995. Prior to joining
                                      UNUM, Mr. Brennan was a Vice President with Connecticut
                                      General Life Insurance Company.

Edward L. Meyer, Jr.         2000     Mr. Meyer is Chairman of the Board of Anamax Corporation,
Age: 63                               a food by-products recycling company, and its affiliated
                                      companies. He was named Chairman in 1997, after serving as
                                      President and Secretary earlier in his 40-year career with
                                      Anamax Corporation. Mr. Meyer is a director of Marshall &
                                      Ilsley Corporation, a bank holding company.

J. Gus Swoboda               1998     Mr. Swoboda is a retired Senior Vice President of
Age: 65                               Wisconsin Public Service Corporation, an electric and gas
                                      utility, where he also held various other senior
                                      management positions. He joined Wisconsin Public Service
                                      in 1959 and retired in 1997. Mr. Swoboda was the Chairman
                                      of the Board of Directors of First Northern Capital Corp.
                                      from 1995 until its acquisition by Bank Mutual Corporation in November 2000. He is a director of Bank Mutual
                                      Corporation, and Chairman of the Board of its subsidiary,
                                      First Northern Saving Bank.

                       DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2003

James C. Hickman             1991     Mr. Hickman has been an Emeritus Professor and Emeritus
Age: 73                               Dean of the School of Business at the University of
                                      Wisconsin-Madison ("UW School of Business") since July
                                      1993. He was a Professor at the UW School of Business from
                                      1972 to 1993, serving as Dean from 1985 to 1990. He is a
                                      director of United Wisconsin Services, BCBSUW and Members
                                      Capital Advisors, Inc., an investment firm.

William R. Johnson           1993     Mr. Johnson has been Chairman of Johansen Capital
Age: 74                               Associates, Inc., a financial and investment consulting
                                      firm, since 1986. Before establishing Johansen Capital, he was founder, Chairman, President and Chief Executive
                                      Officer and of National Investment Services of America,
                                      Inc. He is a director of Campbell Newman Asset Management,
                                      Inc., an investment firm.

H.T. Richard Schreyer        2000     Mr. Schreyer was managing partner and audit partner in
Age: 60                               Ernst & Young LLP's Milwaukee office from 1985 until his
                                      retirement from the accounting firm in 1998. He served in
                                      various other management positions during his 35-year
                                      career with Ernst & Young LLP.

                           DIRECTOR
                            SINCE            PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                           --------   ----------------------------------------------------------
Frank L. Skillern            1998     Mr. Skillern was Chief Executive Officer of American
Age: 64                               Express Centurion Bank, a consumer bank located in Salt
                                      Lake City, Utah, from 1996 until his retirement in March
                                      1999. He was Chairman of the Board of Directors of
                                      American Express Centurion Bank from his retirement to
                                      December 2000, having served as a director since 1991.
                                      From 1994 to 1996 he was President, Consumer Card Group,
                                      USA, American Express Travel Related Services Company
                                      ("TRS"), having served as an Executive Vice President of
                                      TRS for the prior two years.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

    In fiscal 2000, the Board of Directors held seven meetings. During 2000, each director attended at least 80% of the meetings of the Board and committees of the Board on which the director was a member. The Board of Directors has standing Audit, Compensation, Finance and Executive Committees.

    The Audit Committee performs the functions set forth in the Audit Committee Report contained in this proxy statement and the Audit Committee Charter attached hereto as Appendix A. The Audit Committee is composed entirely of "independent" directors as that term is defined by the New York Stock Exchange. The members of the Audit Committee are Messrs. Menden (Chairman), Brennan, Hickman, Schreyer and Swoboda. The Audit Committee held four meetings during 2000.

    The Compensation Committee evaluates the performance of the Company's executive officers; determines the compensation of the executive officers; acts as the nominating committee for directors; makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation; administers the Company's equity-based compensation plans; administers the other compensation plans for executive officers and directors; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Compensation Committee will consider a nominee for election to the Board of Directors recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. The Compensation Committee is composed entirely of outside directors. The members of the Compensation Committee are Messrs. Riordan (Chairman), Ballou, Brennan and Skillern. The Compensation Committee held six meetings during 2000.

    The Finance Committee approves investment policies and plans; monitors the performance of the company's investment portfolio; consults with management regarding the Company's capital structure and material transactions involving real estate, accounts receivable and other assets; monitors the amounts and types of insurance carried by the Company; monitors the Company's relationship with its lenders; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The members of the Finance Committee are Messrs. Johnson (Chairman), Brodhagen, Menden, Meyer, Miller and Skillern. The Finance Committee held three meetings during 2000.

    The Executive Committee discharges certain responsibilities of the Board of Directors when so instructed by the Board. When the Board of Directors is not in session, the Executive Committee may exercise all of the powers and authority of the full Board in the management of the business and affairs of the Company to the extent allowed by the Wisconsin Business Corporation Law. The members of the Executive Committee met in executive session four times during 2000. The members of the Executive Committee are Messrs. Miller (Chairman), Ballou, Hickman and Riordan.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company do not receive any compensation for service as members of the Board of Directors or committees of the Board. During 2000, directors who were not officers or employees of the Company received a $20,000 annual fee, $1,200 per meeting for attendance at Board meetings and $1,000 per meeting for attendance at committee meetings. In addition, each committee chairman received a $3,600 annual fee and other committee members received a $1,800 annual fee. The Company also reimburses directors for their travel expenses in connection with their attendance at Board and committee meetings. The payment of a director's annual fees and meeting fees may be deferred by any director at such director's election pursuant to the Company's Directors Deferred Compensation Plan until the later of the date of termination of such director's service as a non-employee director or the date specified by such director in his deferred election form.

    Pursuant to the terms of the Company's 1995 Director Stock Option Plan, new non-employee directors receive stock option grants upon their election to the Board to purchase 5,000 shares of Common Stock. The three directors first elected to the Board in 2000 received such grants. Non-employee directors of the Company also participate in the Company's Equity Incentive Plan. During 2000, stock options to purchase 10,000 shares of Common Stock were granted under the Equity Incentive Plan to each of the eight non-employee directors of the Company who was first elected to the Board prior to 2000. The exercise price of all options granted to non-employee directors in 2000 was equal to the fair market value of the Common Stock on the date of grant. Additionally, all of the options will become exercisable for one-third of the shares of Common Stock subject to the option on each of the first three anniversaries of the date of grant. Exercisability of unvested options is accelerated in the event of a non-employee director's death, disability or retirement, or upon a "change in control" as defined in the Equity Incentive Plan or a "triggering event" as defined in the 1995 Director Stock Option Plan. Determination of the number of shares granted under the Equity Incentive Plan in 2000 to non-employee directors was based on a grant date present value of competitive annual stock option grant amounts.

NOMINATIONS FOR DIRECTORS BY SHAREHOLDERS

    Article II, Section 2.01(B) of the Company's Bylaws provides that if a shareholder desires to make a nomination for the election of directors at an annual meeting, he or she must give timely written notice of the nomination to the Secretary of the Company. Notice is timely if received by the Secretary at the Company's principal office in the year of the applicable annual meeting not less than 60 days nor more than 90 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. The annual meeting of shareholders is generally held in mid to late May. The notice must set forth the shareholder's name and address as they appear on the Company's books; the class and number of shares of Common Stock beneficially owned by such shareholder; a representation that such shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy, to make the nomination; the name and residential address of the nominee; a description of all arrangements or understandings between the shareholder and the nominee (and any other person or persons) pursuant to which the nomination is to be made; the written consent of the nominee to serve, if elected; and certain other information. The notice must be signed by the shareholder of record who intends to make the nomination (or his or her duly authorized proxy or other representative) and must bear the date of signature of such shareholder or representative. Article II, Section 2.02(B) of the Bylaws provides that notices with respect to any nomination for a Board election to be held at any special meeting must contain all the information set forth above and must be received by the Secretary of the Company not earlier than 90 days and not later than the later of 60 days prior to the special meeting or ten days after notice of such meeting is first given to shareholders. The Bylaws require similar notice with respect to shareholder proposals for other action to be taken at a meeting of shareholders. See "Shareholder Proposals." Shareholders wishing to submit a nomination should review the Bylaw requirement regarding nominations by shareholders and should communicate with the Secretary of the Company at American Medical Security Group, Inc., 3100 AMS Boulevard, Green Bay, Wisconsin 54313, for further information. Compliance with the Bylaw advance notice requirements does not confer any right to have a shareholder nomination or proposal included in the Company's proxy statement or form of proxy unless the Board of Directors determines to adopt or recommend the nomination or proposal for such inclusion.

                             AUDIT COMMITTEE REPORT

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management. This included a discussion of the quality, not just the acceptability, of the accounting principles applied, and the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors the judgments of the independent auditors as to the quality, not just the acceptability, of the Company's accounting principles and such other matters that the independent auditors are required to discuss with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees." In addition, the Audit Committee has discussed with the independent auditors the independence of the auditors from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered the compatibility of nonaudit services with the auditors' independence.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also met with the internal auditor, with and without management present, to discuss the results of internal audit examinations.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, and the Board has approved, the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for 2001.

                                          AUDIT COMMITTEE
                                          Eugene A. Menden, Chairman
                                          W. Francis Brennan
                                          James C. Hickman
                                          H.T. Richard Schreyer
                                          J. Gus Swoboda

                  AUDITORS AND PRINCIPAL ACCOUNTING FIRM FEES

    The Board of Directors, upon recommendation of the Audit Committee of the Board, has selected Ernst & Young as independent auditors for the Company for the year ended December 31, 2000. Ernst & Young has examined the accounts of the Company since 1988. Representatives of Ernst & Young will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG DURING FISCAL 2000

    AUDIT FEES

    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $202,000.

    ALL OTHER FEES

    The aggregate fees billed by Ernst & Young for services rendered to the Company, other than for services described above under "Audit Fees," for the fiscal year ended December 31, 2000 were $67,000. Included in these fees is $50,000 for audit related fees. Ernst & Young did not provide any professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                             EXECUTIVE COMPENSATION

    The following table summarizes the total compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered to the Company for the fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                         ----------------------------------------   -----------------------------------------
                                                                                              AWARDS
                                                                                    ---------------------------
                                                                         OTHER                      SECURITIES
                                                                        ANNUAL      RESTRICTED      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL                                                     COMPENSA-      STOCK          OPTIONS/      COMPENSA-
POSITION                        YEAR     SALARY ($)   BONUS ($) (1)   TION ($)(2)   AWARDS ($)      SARS (#)(3)   TION ($)(4)
----------------------------  --------   ----------   -------------   -----------   ----------      -----------   -----------
Samuel V. Miller............    2000      $500,004      $500,000        $ 3,372            --         200,000       $34,620
CHAIRMAN OF THE BOARD,          1999       500,000       500,000         18,628            --         148,000         2,000
PRESIDENT & CHIEF               1998       500,000       650,000         14,200      $900,449(5)      201,113         2,000
EXECUTIVE OFFICER

Gary D. Guengerich..........    2000       273,272        75,000          4,889            --          55,000         7,678
EXECUTIVE VICE PRESIDENT &      1999       260,000        67,600          5,226            --          68,000            --
CHIEF FINANCIAL OFFICER         1998       225,000       110,000             --            --         152,788            --

James C. Modaff(6)..........    2000       271,174        75,000          6,307            --          55,000        12,683
EXECUTIVE VICE PRESIDENT &      1999       108,000       130,000          6,741            --         178,000         3,060
CHIEF ACTUARY                   1998            --            --             --            --              --            --

Thomas G. Zielinski(6)......    2000       270,898       100,000          9,646            --          55,000        11,636
EXECUTIVE VICE PRESIDENT OF     1999        93,000       200,000            980            --         185,000         1,400
OPERATIONS                      1998            --            --             --            --              --            --

Christopher N. Earl(6)......    2000       234,903        85,000             --            --          40,000        11,288
SENIOR VICE PRESIDENT,          1999       192,981       107,000         12,174            --         132,000         5,229
SALES & MARKETING               1998            --            --             --            --              --            --

------------------------

(1) Bonus amounts for Mr. Miller represent amounts earned by him pursuant to the terms of his employment agreement with the Company. Bonus amounts for other executive officers represent amounts earned under incentive bonus plans, and for Messrs. Modaff and Zielinski include new hire recruitment bonuses and minimum guaranteed bonuses for services during 1999, the year in which they were first employed. (See footnote 6)

(2) Amounts represent reimbursement for the payment of taxes related to compensation recognized in connection with moving expenses and the personal use of Company vehicles and airplane. The amounts indicated do not include perquisites and other personal benefits for the Named Executive Officers, which, for each officer, did not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(3) These options are granted under the Company's Equity Incentive Plan, which permits limited transfers of nonqualified stock options to certain members of the optionee's immediate family or to a trust for their benefit. Numbers reflect adjustments made in 1998, as a result of the Spin-off (see "Certain Transactions"), to the number of stock options granted prior to the Spin-off.

(4) Amounts represent the Company's matching contributions to the Company's retirement savings plan and nonqualified executive retirement plan.

(5) Consists of a grant of 73,506 shares of deferred Common Stock pursuant to an agreement entered into with Mr. Miller on November 17, 1998. The deferred stock will vest on November 17, 2002, or his earlier death, disability or the occurrence of a change in control while he is employed by the Company, or upon the Company's termination of his employment for any reason other than cause if the fair market value of the Common Stock on the date of termination exceeds $12.00 per share. If the vesting requirements are satisfied, the deferred stock will be issued on January 2 of the year following Mr. Miller's termination of employment. Prior to the issuance of the deferred stock, Mr. Miller is not entitled to receive any dividend equivalents or other distributions which might be paid with respect to the Company's Common Stock, but the number of shares of deferred stock to be issued to him would be equitably adjusted as appropriate to reflect any stock dividend, stock split or other capital change that affects the Common Stock. As of December 31, 2000, the 73,506 shares of deferred stock had a value of $441,036 based on the $6.00 per share closing price of the Company's Common Stock on December 31, 2000.

(6) Messrs. Modaff, Zielinski and Earl became employees of the Company on August 2, 1999, August 23, 1999 and February 22, 1999, respectively.

    The following table details the stock options granted to the Named Executive Officers during 2000, each of which was granted pursuant to the Equity Incentive Plan. No SARs were granted during 2000.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                      INDIVIDUAL GRANTS                        POTENTIAL REALIZED VALUE
                                  ----------------------------------------------------------       AT ASSUMED ANNUAL
                                   NUMBER OF     PERCENT OF TOTAL                                RATES OF STOCK PRICE
                                   SECURITIES      OPTION/SARS                                  APPRECIATION FOR OPTION
                                   UNDERLYING       GRANTED TO      EXERCISE OR                        TERM (2)
                                  OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   -------------------------
NAME                              GRANTED (#)      FISCAL YEAR       ($/SHARE)       DATE        5% ($)       10% ($)
----                              ------------   ----------------   -----------   ----------   ----------   ------------
Samuel V. Miller................     200,000            32.3%         $5.1875      11/16/12     $825,700     $2,218,620
Gary D. Guengerich..............      55,000             8.9           5.1875      11/16/12      227,068        610,121
James C. Modaff.................      55,000             8.9           5.1875      11/16/12      227,068        610,121
Thomas G. Zielinski.............      55,000             8.9           5.1875      11/16/12      227,068        610,121
Christopher N. Earl.............      40,000             6.5           5.1875      11/16/12      165,140        443,724

------------------------

(1) The grants consisted entirely of nonqualified stock options granted pursuant to the Equity Incentive Plan. All options granted to the Named Executive Officers have a term of 12 years, subject to earlier expiration in certain events related to termination of employment, were granted at 100% of the fair market value of the Company's Common Stock on the date of grant and become exercisable as to 25% of such options on each of the first four anniversaries of the date of grant. Exercisability of unvested options is accelerated in the event of the optionee's death or disability, or upon a change in control. A change in control generally occurs when (1) a majority of the directors of the Company cease to continue to serve as directors of the Company and the chief executive officer of the Company ceases to serve as the chief executive of the Company as the result of or in connection with
    (a) any person, or group as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% or more of the Company's outstanding voting securities, (b) a cash tender or exchange offer, (c) a hostile or involuntary merger or other business combination, (d) a sale of all or substantially all of the assets of the Company, (e) a contested election of directors, or (f) any combination of the foregoing events; or (2) the shareholders approve a plan of liquidation or dissolution of the Company. Notwithstanding the foregoing, no option may be exercised within the first six months following the date of grant. The options permit limited transfers to certain members of the optionee's immediately family or to a trust for their benefit.

(2) The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an optionee will be at or near the assumed 5% and 10% annual rates of stock price appreciation shown in this table.

    No stock options or SARs were exercised by any of the Named Executive Officers during 2000. The number of unexercised options and the total value of unexercised in-the-money options at December 31, 2000, are shown in the following table. No SARs were outstanding at December 31, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTION/SARS            IN-THE-MONEY OPTIONS/SARS
                                                        AT FY-END (#)               AT FY-END ($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Samuel V. Miller...............................   1,059,175       361,000        $6,938        $183,313
Gary D. Guengerich.............................     109,788       166,000         3,188          54,250
James C. Modaff................................      44,500       133,500         3,188          54,250
Thomas G. Zielinski............................      46,250       138,750         3,188          54,250
Christopher N. Earl............................      33,000        99,000         2,906          41,219

------------------------

(1) The value of unexercised in-the-money options represents the positive spread between the $6.00 per share closing price of the Company's Common Stock as reported on the New York Stock Exchange composite tape on December 31, 2000 and the exercise price of unexercised options. The actual amount, if any, realized upon exercise of options will depend on the market price of the Common Stock relative to the per share exercise price at the time the option is exercised.

EMPLOYMENT AND RELATED AGREEMENTS

    Mr. Miller is a party to an Employment Agreement (the "Miller Agreement") with the Company dated as of September 28, 2000, which supersedes an Employment and Noncompetition Agreement dated as of April 7, 1998. The Miller Agreement contains customary employment terms. The terms of the Miller Agreement, which expires on December 31, 2003, provide for automatic one-year extensions (unless notice not to extend is given by either party at least 30 days prior to the end of the effective term) and beginning January 1, 2001, provide for an annual base salary of $700,000 and annual performance bonuses ranging from zero to 132% of base salary. Such performance bonus amounts are dependent upon the achievement of target performance goals determined by the Compensation Committee. Any portion of Mr. Miller's performance bonus that is not deductible as a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") is deferred and held in a rabbi trust. In the event of termination of Mr. Miller's employment by the Company without "cause" (as defined in the Miller Agreement), resignation by Mr. Miller for "good reason" (as defined in the Miller Agreement) or if the Company does not renew the Miller Agreement, Mr. Miller will be entitled to receive payments equal to three times his base salary and three times the average of his performance bonus earned for the two most recent fiscal years preceding employment termination. In addition, Mr. Miller will be entitled to continuation of medical and dental coverage for three years. The Miller Agreement also includes noncompetition and confidentiality provisions.

    Messrs. Guengerich, Modaff, Zielinski and Earl participate in the American Medical Security Group, Inc. Change of Control Severance Benefit Plan (the "Severance Plan"). Benefits are payable under the Severance Plan if, during a period beginning six months prior to a "change of control" and ending on the second anniversary of a change of control,
(1) the participant's employment is terminated by the Company, except for "cause," as defined in the Severance Plan, death or disability, or (2) the participant voluntarily terminates employment with "good reason," as defined in the Severance Plan. For purposes of the Severance Plan, a "change of control" shall have occurred when (1) a majority of the directors of the Company cease to continue to serve as directors of the Company and/or the chief executive officer of the Company ceases to serve as the chief executive officer of the Company as the result of or in connection with (a) any person, or group as defined in
Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% of the Company's outstanding voting securities, (b) a cash tender or exchange offer, (c) a merger or other business combination, (d) a sale of all or substantially all of the assets of the Company, (e) a contested election of directors, or (f) any combination of the foregoing events; or (2) a plan of liquidation or dissolution of the Company is consummated. Plan benefits include the payment of severance equal to three times the average salary and bonus for the prior two years for executive and senior vice presidents and one and one-half times the average salary and bonus for the prior two years for participants who are not executive or senior vice presidents. In addition, the Company would also provide health, dental, long-term disability and life insurance coverage for the same periods of time. In the event the executive qualifies for severance benefits under any other agreement with the Company, benefits payable under the Severance Plan are reduced by the amount of the benefits paid pursuant to the other agreement.

    In connection with the employment offers accepted by Messrs. Guengerich, Modaff and Zielinski, the Company has also agreed to provide
Messrs. Guengerich, Modaff and Zielinski with severance benefits in the event of termination of their employment by the Company without cause. These benefits include payments equal to one year's salary and medical insurance coverage for one year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of four independent, non-employee directors. The Compensation Committee establishes and directs the administration of all programs under which executive compensation is paid or awarded to the Company's executive officers. In addition, the Compensation Committee evaluates executive officer performance and assesses the overall effectiveness of the Company's executive compensation programs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company's compensation and benefit programs are designed to:

    - Attract and retain top level executive talent required to attain the Company's short- and long-term goals.

    - Motivate executives to achieve the goals of the Company's business strategy.

    - Link executive and shareholder financial interests through appropriate equity-based long-term incentive plans.

    - Provide executives with a compensation package that recognizes individual contributions and overall business results.

ELEMENTS OF EXECUTIVE COMPENSATION

    The elements of executive compensation include base salary, an annual incentive program and an equity incentive plan. The Compensation Committee's decisions with respect to each of these elements are discussed below. While the elements of compensation described in this report are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including salary, incentive compensation, retirement and other benefits. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than the Chief Executive Officer (CEO), the Compensation Committee takes into account the views of the CEO.

    Each year the Compensation Committee reviews the Company's executive compensation program to ensure that pay opportunities are competitive with the current market and that there is appropriate linkage between Company performance and executive compensation. This process includes consultation with a national compensation and benefits consultant on issues of base salary, annual incentive awards, stock options and other long-term equity awards, and overall compensation. The Compensation Committee's review includes a comparison of the Company's executive compensation against an appropriate peer group and general industry data of comparably sized companies.

    The peer group consists of a group of companies against which the Company competes in the marketplace and competes for executive talent. The peer group includes a composite of health and life insurance companies as surveyed by Arthur Andersen LLP, the Company's executive compensation consultant. Because many of the peer group companies are significantly larger than the Company, peer group compensation data is statistically regressed for purposes of compensation comparisons in order to ascertain the predicted level of compensation for an organization with annual revenue comparable to the Company's. The companies in the peer group comprise the peer index included in the Performance Graph contained in this proxy statement.

BASE SALARY

    Base salaries for executive officers are initially determined by evaluating and comparing the responsibilities of their positions and experiences and by reference to the competitive marketplace for executive talent. Qualitative factors including time in position, responsibilities and experience are also considered in establishing base salaries. Base salary adjustments for 2000 generally resulted in salaries at the competitive median or slightly below the competitive median of executives in the peer group.

ANNUAL INCENTIVE COMPENSATION

    The Company's executive officers, including the CEO beginning in 2001, are eligible for an annual performance bonus under the Company's executive management incentive program (the "Annual Program"). The Annual Program emphasizes the achievement of internal financial goals that are aligned with the interest of the Company's shareholders. The bonus paid under the Annual Program has two components: (1) achievement of corporate performance goals and (2) an assessment of specific job performance characteristics. The corporate performance factor for 2000 was either earnings before interest, taxes, depreciation and amortization ("EBITDA") or a sales objective, depending on the executive's position. Performance bonuses are generally weighted 60% on achievement of corporate performance goals and 40% on a qualitative evaluation of individual job performance based on pre-planned objectives. Target incentive opportunities are set, when combined with median base salaries, to result in total cash compensation (base salary and annual incentives) at the competitive median.

    The Annual Program is designed to align executive compensation with the profitability of the Company and to reward those executives who made significant contributions to the Company's business objectives. Participants in the Annual Program are high performers around whom the Company's high performance work culture is built. Not all individual performance objectives are quantifiable. Therefore, the Compensation Committee used discretion in evaluating an executive's achievement of individual performance objectives.

    For 2000, the potential range of bonus awards for executive officers (other that the CEO and the senior sales executive) was zero to 120% of annual base salary with the actual payout ranging from 12% to 37% of base salary. The EBITDA corporate performance goal was not achieved for 2000. As a result, executives with EBITDA performance goals did not receive bonus awards for the corporate performance component of the Annual Program. They only received bonus awards for the portion of the Annual Program based on an evaluation of individual job performance. The senior sales executive received a bonus award for obtaining certain sales levels and on an evaluation of individual job performance. The performance awards for fiscal 2000 were paid in the first quarter of 2001.

LONG-TERM INCENTIVE COMPENSATION

    Long-term incentives are provided primarily pursuant to the Company's Equity Incentive Plan, as amended and restated March 15, 1999 (the "Equity Incentive Plan"), which provides for the grant of stock options, stock appreciation rights, restricted stock, and performance units and performance shares.

    The purpose of the Equity Incentive Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees to those of the Company's shareholders, and by further providing employees that receive awards under the Equity Incentive Plan with an incentive for outstanding performance. When awarding long-term incentives, the Compensation Committee considers compensation practices at peer group companies, general industry data, the executive's level of responsibility, prior experience and historical award data.

    The Compensation Committee is responsible for administering the Equity Incentive Plan. Currently, only nonqualified stock option grants are outstanding under the Equity Incentive Plan. The option grants are designed to motivate employees to maximize shareholder value and maintain a medium to long-term perspective. Option grants are made at no less than the fair market price on the date of grant and generally become exercisable in equal annual installments over a four-year term, expiring no later than 12 years after the date of grant. All full-time active employees of the Company are eligible to participate in the Equity Incentive Plan.

    When determining the size of annual option grants made to executive officers in 2000, the Compensation Committee considered Company performance, the results of the peer group survey performed by Arthur Andersen, general industry data gathered by Arthur Andersen and recommendations of the CEO for officers other than himself. The commonly used Black-Scholes valuation methodology is used to determine grant sizes at competitive value. Option award sizes for 2000 were generally below the competitive median.

    Nonqualified stock options to purchase a total of 205,000 shares were granted to the Company's executive officers (other than the CEO) named in the compensation table for fiscal 2000. The award to the CEO is discussed below.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Miller became the CEO of the Company in 1998. On September 28, 2000, he entered into a new employment and noncompetition agreement with the Company with a term ending on December 31, 2003 (the "Miller Agreement"). The Miller Agreement superseded a prior agreement with a term ending December 31, 2000 (the "Prior Agreement"). The terms of the Miller Agreement are designed to provide a greater link between corporate performance and the CEO's compensation by eliminating the minimum guaranteed bonus provided in the Prior Agreement and increasing leverage for superior performance. For 2000, Mr. Miller's annual base salary was $500,000 and he was eligible for an annual performance bonus of not less than $500,000 nor more than $1 million. On January 1, 2001, Mr. Miller's salary was increased to $700,000 and he became eligible for annual performance bonuses ranging from zero to 132% of base salary. The annual bonus will be dependent upon the achievement of target performance goals determined by the Compensation Committee and will be based 60% on Company performance criteria and 40% on individual performance criteria.

    In determining the discretionary portion of Mr. Miller's annual performance bonus for 2000, the Compensation Committee considered the financial performance of the Company, as well as Mr. Miller's leadership in the implementation of the overall strategic direction of the Company. Mr. Miller received a performance bonus of $500,000 or 100% of base salary, which is the minimum bonus amount provided under the Prior Agreement for fiscal 2000.

    In 2000, Mr. Miller received options to purchase 200,000 shares of Company common stock at an exercise price of $5.1825 per share as detailed in the option grant table contained in this proxy statement. This equity interest recognizes Mr. Miller's leadership and provides an appropriate link to the interests of shareholders. When determining the size of the CEO's option grant, the Compensation Committee considered the results of the peer group survey performed by Arthur Andersen LLP, historical grant levels and the current value of prior option grants to Mr. Miller. Based on the commonly used Black-Scholes valuation methodology, Mr. Miller's 2000 stock option grant was positioned below the 50th percentile of competitive practice.

    Mr. Miller participates in a deferral program whereby any portion of his annual performance bonus that is not deductible as a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") is deferred until he is no longer an employee of the Company or he is no longer considered a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code. Deferred amounts are held in a rabbi trust and are credited with interest at a rate equal to a money market rate.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the Company's federal income tax deduction for compensation to its CEO and any of its four other highest paid executive officers to $1 million. Qualified performance-based compensation is not subject to the $1 million limitation, provided certain requirements of Section 162(m) are satisfied. In 2000, none of the Company's executives received compensation in excess of $1 million for purposes of
Section 162(m) and all executive compensation paid in fiscal 2000 is fully deductible. The Compensation Committee has, however, reviewed Section 162(m) and considered its impact on the Company's future executive compensation plans.

CONCLUSION

    After its review of the total compensation program for the executives of the Company, the Compensation Committee continues to believe that these executive compensation policies and practices serve the interests of the shareholders and the Company effectively. We also believe that the various compensation programs offered are appropriately balanced to provide increased motivation for executive officers to contribute to the Company's overall future success, thereby increasing the value of the Company for the shareholders' benefit. The Compensation Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the ongoing needs of the Company.

                                          COMPENSATION COMMITTEE
                                          Michael T. Riordan, Chairman
                                          Roger H. Ballou
                                          W. Francis Brennan
                                          Frank L. Skillern

                               PERFORMANCE GRAPH

    Two performance graphs are presented below to provide cumulative shareholder return information for the Company on (1) a post-Spin-off basis reflecting continuing operations and (2) a five-year historical basis, as is required by Exchange Act reporting regulations. See "Certain Transactions" for a description of the Spin-off.

    The first graph compares the cumulative shareholder return of the Company's Common Stock for the period from September 28, 1998 (the first day of trading on the New York Stock Exchange following the completion of the Spin-off) through December 31, 2000, to the cumulative total returns of the NYSE/ AMEX/Nasdaq Stock Market and a peer group of issuers selected by the Company. The second performance graph compares the cumulative shareholder return of the Company's Common Stock (traded on the New York Stock Exchange prior to the Spin-off under the listing of United Wisconsin Services and after the Spin-off under the listing of American Medical Security Group, Inc.) for the five year period ended December 31, 2000, to the cumulative total returns of the same market and peer group as the short-period graph.

    The peer group consists of a composite of life and health insurance companies against which the Company competes in the marketplace. The following companies are included in the peer group: Aetna Inc.; United Healthcare Corporation; Humana, Inc.; Pacificare Health Systems, Inc.; Health Net, Inc. (f/n/a Foundation Health Systems, Inc.); Wellpoint Health Networks, Inc.; Oxford Health Plans, Inc.; Jefferson-Pilot; Unitrin, Inc.; Trigon Healthcare, Inc.; Sierra Health Services, Inc.; and Rightchoice Managed Care, Inc. The Company also uses this peer group for executive compensation comparison purposes.

    The graphs assume an investment of $100 in each of the Company's Common Stock, the NYSE/ AMEX/Nasdaq Stock Market and the peer group of issuers at the beginning of the periods (September 28, 1998, and December 31, 1995, as the case may be) and assume reinvestment of dividends. In the five-year graph, the Spin-off of the Company's managed care and specialty products business was treated as a special dividend of $7.19 per share that was reinvested in Company Common Stock on September 28, 1998, the first day of trading following the Spin-off. The line graphs are not intended to be indicative of future stock performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
               FROM SEPTEMBER 28, 1998 THROUGH DECEMBER 31, 2000
                               PERFORMANCE GRAPH
                     AMERICAN MEDICAL SECURITY GROUP, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          AMERICAN MEDICAL SECURITY GROUP, INC.  NYSE/AMEX/NASDAQ STOCK MARKET (US COMPANIES)  PEER GROUP
9/28/98                                 $100.00                                       $100.00     $100.00
12/31/98                                $139.63                                       $118.08     $116.09
3/31/99                                 $136.58                                       $122.58     $116.38
6/30/99                                  $84.15                                       $132.46     $126.55
9/30/99                                  $63.42                                       $124.29      $90.69
12/31/99                                 $58.54                                       $148.13     $100.89
3/31/00                                  $68.29                                       $154.06     $104.21
6/30/00                                  $67.07                                       $146.61     $120.10
9/30/00                                  $62.81                                       $147.02     $134.84
12/31/00                                 $58.54                                       $131.58     $169.58

                                               9/28/98    12/31/98   3/31/99    6/30/99    9/30/99    12/31/99
                                               --------   --------   --------   --------   --------   --------
American Medical Security Group, Inc.........  $100.00    $139.63    $136.58    $ 84.15    $ 63.42    $ 58.54
NYSE/AMEX/Nasdaq Stock Market (US
  Companies).................................   100.00     118.08     122.58     132.46     124.29     148.13
Peer Group...................................   100.00     116.09     116.38     126.55      90.69     100.89

                                                          3/31/00    6/30/00    9/30/00    12/31/00
                                                          --------   --------   --------   --------
American Medical Security Group, Inc....................  $ 68.29    $ 67.07    $ 62.81    $ 58.54
NYSE/AMEX/Nasdaq Stock Market (US Companies)............   154.06     146.61     147.02     131.58
Peer Group..............................................   104.21     120.10     134.84     169.58

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                FROM DECEMBER 31, 1995 THROUGH DECEMBER 31, 2000
                               PERFORMANCE GRAPH
                     AMERICAN MEDICAL SECURITY GROUP, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          AMERICAN MEDICAL SECURITY GROUP, INC.  NYSE/AMEX/NASDAQ STOCK MARKET (US COMPANIES)  PEER GROUP
12/31/95                                $100.00                                       $100.00     $100.00
12/31/96                                $121.77                                       $121.23      $96.43
12/31/97                                $121.39                                       $158.70      $93.52
12/31/98                                $116.53                                       $195.97     $105.50
12/31/99                                 $48.85                                       $245.84      $91.68
12/31/00                                 $48.85                                       $218.37     $154.10

                                               12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                               --------   --------   --------   --------   --------   --------
American Medical Security Group, Inc.........  $100.00    $121.77    $121.39    $116.53    $ 48.85    $ 48.85
NYSE/AMEX/Nasdaq Stock Market (US
  Companies).................................   100.00     121.23     158.70     195.97     245.84     218.37
Peer Group...................................   100.00      96.43      93.52     105.50      91.68     154.10

                              CERTAIN TRANSACTIONS

    On May 27, 1998, the Board of Directors of the Company, then known as United Wisconsin Services, Inc., approved a plan to spin off its managed care companies and specialty products business to its shareholders. On September 11, 1998, the Company contributed all of its subsidiaries comprising the managed care and specialty products business to a newly created subsidiary named
"Newco/UWS, Inc.," a Wisconsin corporation ("Newco/UWS"). On September 25, 1998, the Company spun off the managed care and specialty products business through a distribution of 100% of the issued and outstanding shares of common stock of Newco/UWS to the Company's shareholders of record as of September 11, 1998 (the "Spin-off"). In connection with the Spin-off, the Company adopted its current name of American Medical Security Group, Inc. and Newco/UWS changed its name to United Wisconsin Services, Inc. (referred to herein as "United Wisconsin Services"). As a result of the transactions entered into in connection with the Spin-off, United Wisconsin Services owns the businesses and assets of, and is responsible for the liabilities associated with, the managed care and specialty products business formerly conducted by the Company. The Company continues to own the business and assets of, and is responsible for the liabilities associated with, the Company's small group business described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    As of the record date, March 19, 2001, Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") owned 44.5% of the issued and outstanding shares of the Company's Common stock and more than 10% of the common stock of United Wisconsin Services.

REINSURANCE AGREEMENTS AND CERTAIN INSURANCE POLICIES

    During 1998, the Company and United Wisconsin Services, or their subsidiaries, entered into various quota share reinsurance agreements ("Reinsurance Agreements") pursuant to which each company cedes to the other certain risks related to life insurance, health insurance, dental insurance, point-of-service and other insurance plans. Each company acting as the reinsurer also provides administrative services to the other company acting as the ceding company. As consideration for such reinsurance, the ceding company receives a ceding commission of approximately 0.5% of the gross premiums reinsured under each applicable agreement. In addition, the Company's workers compensation and employers liability insurance policy, which is purchased through an independent agent, and its long-term disability and executive medical reimbursement insurance policies are underwritten by a subsidiary of United Wisconsin Services. For fiscal 2000, 1999 and 1998, the Company received $105,406, $115,449 and $28,360, respectively, from United Wisconsin Services or its subsidiaries pursuant to the Reinsurance Agreements and paid to United Wisconsin Services, its subsidiaries or agents $28,176, $78,025 and $42,590, respectively, pursuant to the Reinsurance Agreements and $536,048, $461,387 and $354,256, respectively, as premiums for the insurance policies.

REGISTRATION RIGHTS AGREEMENTS

    The Company and BCBSUW have entered into a Registration Rights Agreement dated as of September 1, 1998, which contains certain registration rights granted by the Company with respect to shares of Company Common Stock owned by BCBSUW. Pursuant to the terms of the agreement, BCBSUW is entitled to certain demand registration rights until the earlier of July 31, 2008, or the date on which BCBSUW owns in the aggregate less than three percent of the Company's outstanding Common Stock. In addition, BCBSUW is entitled, subject to certain limitations, to include its shares of Common Stock in a registration statement prepared by the Company for another offering. Also, if BCBSUW proposes to sell its Common Stock to a third party, BCBSUW may request that the Company register its shares prior to such sale, and the Company shall use its best efforts to register all of the shares that BCBSUW proposes to sell. BCBSUW has agreed not to acquire any additional Common Stock of the Company, other than as a result of any stock dividend or distribution, without the consent of the Company, for a period of ten years.

    Wallace J. Hilliard and Ronald A. Weyers, who each formerly beneficially owned more than 5% of the Company's Common Stock (together, the "Holders"), have entered into a Registration Rights and Stock Restriction Agreement with the Company dated as of December 3, 1996, which contains certain registration rights granted by the Company with respect to shares owned by the Holders. Pursuant to the terms of the agreement, the Holders are entitled to certain demand registration rights until the earlier of December 3, 2001, or the date on which the Holders own in the aggregate less than three percent of the Company's outstanding Common Stock. In addition, for the same period of time, the Holders are entitled, subject to certain limitations, to include their shares of Common Stock in a registration statement prepared by the Company for another offering. The Holders have also agreed not to acquire any securities of the Company without the consent of the Company for a period of ten years if such acquisition would require regulatory approval, application or notification other than as required by the Exchange Act. Further, the Holders have agreed not to
(1) initiate any shareholder proposals with respect to the Company, (2) make any proposals with respect to a merger or other business combination, sale or transfer of assets, liquidation or other extraordinary corporate transaction of the Company, or (3) participate in a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company's securities or seek to exercise control over the Company for a period of ten years.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and any persons who beneficially own in excess of ten percent of the shares of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

    Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 2000, its executive officers and directors and BCBSUW complied with all applicable Section 16(a) filing requirements.

                                 OTHER MATTERS

    The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 2002 Annual Meeting of Shareholders of the Company must be received no later than November 30, 2001, at the Company's principal executive offices, 3100 AMS Boulevard, Green Bay, Wisconsin 54313, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the Securities and Exchange Commission's proxy rules.

    Under the Company's Bylaws, written notice of shareholder proposals for the 2002 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's proxy material (shareholder proposals submitted outside the processes of SEC Rule 14a-8) must be received no later than January 29, 2002, and no earlier than December 30, 2001, at the Company's offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

                                      AMERICAN MEDICAL SECURITY GROUP, INC.

                                      [TIMOTHY J. MOORE SIGNATURE]

                                      Timothy J. Moore
                                      SECRETARY

Green Bay, Wisconsin
March 30, 2001

    A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF MARCH 19, 2001, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: TIMOTHY J. MOORE, SECRETARY, AMERICAN MEDICAL SECURITY GROUP, INC., 3100 AMS BOULEVARD, GREEN BAY, WISCONSIN 54313

                                                                      APPENDIX A

                     AMERICAN MEDICAL SECURITY GROUP, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors of American Medical Security Group, Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the Board of Directors' approval of the charter. The Committee shall be appointed by the Board of Directors and shall be composed of at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee and the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee's processes and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

    The financial management and the independent auditors of the Company typically devote more time and receive more detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

    The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

    - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee and the Board of Directors shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the independent auditors the independence of the auditors from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

    - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    - The Committee, or the Chairman of the Committee, shall review with management and the independent auditors the Company's interim financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Also, the Committee, or its Chairman, shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

    - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                   AMERICAN MEDICAL SECURITY GROUP, INC.

                      ANNUAL MEETING OF SHAREHOLDERS
                                MAY 15, 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SAMUEL V. MILLER, GARY D GUENGERICH, AND TIMOTHY J. MOORE, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of American Medical Security Group, Inc., a Wisconsin corporation, to be held on Tuesday, May 15, 2001, or any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


(SEE REVERSE SIDE TO VOTE)

                   AMERICAN MEDICAL SECURITY GROUP, INC.

                      ANNUAL MEETING OF SHAREHOLDERS
                                MAY 15, 2001





                              (SEE REVERSE SIDE)

   - PLEASE SIGN, DATE, DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED -
                               PLEASE DO NOT FOLD



          AMERICAN MEDICAL SECURITY GROUP, INC. 2001 ANNUAL MEETING

1.  ELECTION OF DIRECTORS   1--Mark A. Brodhagen      / / FOR all nominees             / / WITHOUT AUTHORITY
                            2--Eugene A. Menden           listed to the left (except       to vote for all nominees
                            3--Samuel V. Miller           as specified below).             listed to the left.
                            4--Michael T. Riordan

    (Instructions: To withhold authority to vote for any indicated nominee,           ---------------------------------
    write the number(s) of the nominee(s) in the box provided to the right). -- >
                                                                                      ---------------------------------

2.  In their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof;
    all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                              Date ________________

                                                                               NO. OF SHARES
    Check appropriate box                                       --------------------------------------------------
    Indicate changes below:
    Address Change?  / /         Name Change?  / /              --------------------------------------------------

                                                                SIGNATURE(S) IN BOX
                                                                PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT.
                                                                WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL
                                                                REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
                                                                AS SUCH. IF SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME
                                                                BY DULY AUTHORIZED OFFICER. IF STOCK IS HELD IN THE NAME OF TWO
                                                                OR MORE PERSONS, ALL SHOULD SIGN.